Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 22, 2012 relating to the consolidated financial statements, which appears in Synageva BioPharma Corp.’s Annual Report on Form 10-K, as amended on April 24, 2012 for the year ended December 31, 2011.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

December 7, 2012